Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Allan Sturges
March 27, 2006		(919) 687-7800, ext. 887
(919) 687-7807 Fax
allan.sturges@mfbonline.com

M&F BANCORP, INC. DECLARES 1ST QUARTER DIVIDEND

Durham, NC — (March 27, 2006) M&F Bancorp, Inc. announced that its Board of Directors approved a quarterly dividend of five cents ($.05) per share of common stock. Each shareholder of record shall be entitled to receive the dividend for each share of common stock held at the close of business on Thursday, April 6, 2006. The payment date shall be Thursday, April 13, 2006.

M&F Bancorp, Inc., a one-bank holding company with assets of approximately $246.0 million as of December 31, 2005, is the parent company of Mechanics and Farmers Bank (M&F Bank). Its common stock is quoted in the over-the-counter market through the OTC Bulletin Board under the symbol “MFBP.” For additional information contact M&F Bancorp Corporate Headquarters, 2634 Durham Chapel Hill Blvd., Durham, NC at 919-687-7800, or visit www.mfbonline.com.

This release contains certain forward-looking statements with respect to the financial condition, results of operations and business of M&F Bancorp, Inc. (the “Company”) and Mechanics and Farmers Bank (the “Bank”). These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management of the Company and the Bank and on the information available to management at the time that these disclosures were prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Neither the Company nor the Bank undertakes an obligation to update any forward-looking statements. Additional information is detailed in the Company’s filings with the Securities and Exchange Commission.